UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SPHERIX INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) amends the Definitive Proxy Statement (the “Proxy Statement”) filed by Spherix Incorporated, a Delaware corporation (the “Company”) with the Securities and Exchange Commission on March 12, 2019 (the “Original Filing”). The Proxy Statement was filed in connection with the Company’s 2019 Annual Meeting of Stockholders to be held on Monday, April 15, 2019, at 9:00 a.m. Pacific Time/12:00 p.m. Eastern Time  (the “Annual Meeting”). Other than as described herein, all other items in the Original Filing remain unchanged.

AMENDMENT TO ORIGINAL FILING

The thirteenth question under “QUESTIONS AND ANSWERS ABOUT THE MEETING” on page 8 of the Original Filing is hereby amended and restated in its entirety to read as follows:

“What is a Broker Non-Vote?

If your shares are held in a street name, you must instruct the organization who holds your shares how to vote your shares.  If you do not provide voting instructions, your shares will not be voted on any non-routine proposal.  This vote is called a “broker non-vote.”  If you sign your proxy card, but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board.

Proposal 2, the ratification of the appointment of Marcum LLP as our independent registered public accounting firm and Proposal 4, the approval of an amendment to our Certificate of Incorporation to effect the Reverse Split, are “routine” matters on which your broker can exercise voting discretion. All other proposals are considered non-routine and therefore brokers cannot use discretionary authority to vote shares on other proposals to be considered at the Annual Meeting if they have not received instructions from their clients.  Please submit your vote instruction form so your vote is counted.”

The fourteenth question under “QUESTIONS AND ANSWERS ABOUT THE MEETING” on page 8 of the Original Filing is hereby amended and restated in its entirety to read as follows:

“What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal.  Abstentions are not included in the tabulation of the voting results of Proposals 1, 2, 3 and 6 and therefore, do not affect these proposals, but are included for purposes of determining whether a quorum has been reached. Abstentions with respect to Proposals 4 and 5 will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote “Against” these proposals.”

The fifteenth question under “QUESTIONS AND ANSWERS ABOUT THE MEETING” on page 8 of the Original Filing is hereby amended and restated in its entirety to read as follows:

“How Many Votes Are Needed for Each Proposal to Pass?

Proposal	Vote Required	Broker Discretionary Vote Allowed

Election of five (5) members to our Board of Directors	Plurality of the votes present and entitled to vote (the five (5) directors receiving the most “For” votes)	No

Ratification of the Appointment of Marcum LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019	A majority of the “votes cast” (affirmative vote of a majority of the Voting Capital present and entitled to vote)	Yes

Approval, by non-binding advisory vote, of our executive compensation	A majority of the votes cast	No

Approval of an amendment to our Certificate of Incorporation to effect the Reverse Split	A majority of the outstanding Voting Capital	Yes

Approval of an amendment to the 2014 Plan to increase the number of shares of common stock authorized to be issued pursuant to the 2014 Plan from 434,210 to 1,034,210	A majority of the votes cast	No

”

The “Vote Required” paragraph under Proposal 2 on page 26 of the Original Filing is hereby amended and restated in its entirety to read as follows:

“A majority of the votes cast at the Annual Meeting is required for the ratification of the appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Abstentions will have no direct effect on the outcome of this proposal.”

The “Vote Required” paragraph under Proposal 3 on page 27 of the Original Filing is hereby amended and restated in its entirety to read as follows:

“In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by a majority of the votes cast at the Meeting. Abstentions will have no direct effect on the outcome of this proposal.”

The “Required Vote” paragraph under Proposal 4 on page 32 of the Original Filing is hereby amended and restated in its entirety to read as follows:

“A majority of the votes cast at the Annual Meeting is required to approve the Reverse Split Proposal. Abstentions will have the effect of a vote “against” this proposal.”

The “Vote Required” paragraph under Proposal 5 on page 36 of the Original Filing is hereby amended and restated in its entirety to read as follows:

“A majority of the votes cast Annual Meeting is required to approve Proposal 5. Abstentions will have the effect of a vote “against” this proposal.”

The “Vote Required” paragraph under Proposal 6 on page 37 of the Original Filing is hereby amended and restated in its entirety to read as follows:

“A majority of the votes cast at the Annual Meeting will be required for the approval of this Proposal 6, if necessary or appropriate. Abstentions will have no direct effect on the outcome of this proposal.”